Exhibit 99.1

Envestnet Reports Third Quarter 2016 Financial Results

Chicago, IL — November 7, 2016 — Envestnet (NYSE: ENV), a leading provider of unified wealth management technology and services to enterprises and financial advisors, today reported financial results for its third quarter ended September 30, 2016.

Key Financial Metrics	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
(in millions except per share data)	2016	2015	Change	2016	2015	Change
GAAP:
Total Revenues	$149.2	$103.4	44%	$422.7	$302.5	40%
Net Income (Loss)	(4.1)	3.3	n/m	(23.0)	8.3	n/m
Net Income (Loss) per Diluted Share	$(0.09)	$0.09	n/m	$(0.54)	$0.22	n/m
n/m = not meaningful

Non-GAAP:
Adjusted Revenues(1)	$149.5	$103.5	44%	$423.5	$302.6	40%
Adjusted EBITDA(1)	27.5	19.2	43%	69.1	53.6	29%
Adjusted Net Income(1)	12.5	9.3	34%	29.5	26.4	12%
Adjusted Net Income per Diluted Share(1)	$0.28	$0.25	12%	$0.67	$0.70	(4)%

“Our enterprise clients and financial advisors are turning to Envestnet’s integrated offering of automated data aggregation, goals-based planning, data analytics and advisor-centric wealth management solutions to leverage better intelligence and deliver better outcomes in support of their clients’ best interest,” said Jud Bergman, Chairman and CEO.

“Our solid third quarter results reflect continued growth. The financial benefits of recent acquisitions are becoming apparent, and we continue to sign agreements with large enterprises, including most recently two of the top wealth management firms in the US. These enterprises see the benefits of our integrated offering, which improves understanding of the client, accelerates client onboading, enhances the enterprise and advisor value proposition, and turbocharges productivity — essential benefits in a post-DOL environment,” concluded Mr. Bergman.

Financial Results for the Third Quarter of 2016 Compared to the Third Quarter of 2015:

Revenues increased 44% to $149.2 million for the three months ended September 30, 2016 from $103.4 for the three months ended September 30, 2015. Revenues from assets under management or administration (“AUM/A”) increased 5% to $90.0 for the three months ended September 30, 2016 from $85.6 for the three months ended September 30, 2015. With the inclusion of Yodlee, which was acquired in November 2015, subscription and licensing revenue increased to $52.0 million from $16.2 million for the three months ended September 30, 2016 and 2015, respectively. Subscription and licensing revenue has grown to 35% of total revenue for the third quarter of 2016 from 16% in the third quarter of 2015.

Total operating expenses in the third quarter of 2016 increased 58% to $150.4 million from $95.0 million in the prior year period. Cost of revenues increased 15% to $47.3 million in the third quarter of 2016 from $41.0 million in the third quarter of 2015 due to the inclusion of Yodlee and the increase in revenue from AUM/A. Compensation and benefits increased 85% to $60.3 million in the third quarter of 2016 from $32.7 million in the prior year period primarily due to the inclusion of Yodlee. General and administration expenses increased 72% to $26.2 million in the third quarter of 2016 from $15.2 million in the prior year period, also primarily due to the inclusion of Yodlee.

Loss from operations was $1.3 million for the third quarter of 2016 compared to income of $8.3 million for the third quarter of 2015. Net loss attributable to Envestnet, Inc. was $4.1 million, or $0.09 per diluted share, for the third quarter of 2016 compared to income of $3.3 million, or $0.09 per diluted share, for the third quarter of 2015.

Adjusted EBITDA(1) in the third quarter of 2016 was $27.5 million, compared to $19.2 million in the prior year period. Adjusted Net Income(1) was $12.5 million, compared to $9.3 million in the third quarter of 2015. Adjusted Net Income Per Share(1) was $0.28, compared to $0.25 in the third quarter of 2015.

Cash Flow and Financial Position

At September 30, 2016, Envestnet had $50.7 million in cash and cash equivalents, compared to $38.5 million at June 30, 2016. Total debt was $290.9 million at September 30, 2016 compared to $290.8 million at June 30, 2016.  No funds were drawn on the $100 million revolving credit facility as of September 30, 2016.

Outlook

The Company’s financial outlook for the fourth quarter ended December 31, 2016 is summarized below:

In Millions Except Adjusted EPS	Q4 2016
GAAP:
AUM/A revenue	$92.5 - 93.5
Subcription and licensing revenue	55.0 - 56.0
Professional services and other revenue	5.5 - 6.0
Revenues	$153.0 - 155.5

Cost of revenues	$48.5 - 49.5
Net Income	-

Diluted shares outstanding	45.0
Net Income per Diluted Share	-

Non-GAAP:
Adjusted Revenues(1)	$153.0 - 155.5
Adjusted EBITDA(1)	29.0 - 30.0
Adjusted Net Income per Diluted Share(1)	$0.30

The company does not forecast net income and net income per share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision.

Conference Call

Envestnet will host a conference call to discuss third quarter 2016 financial results today at 5:00 p.m. ET. The live webcast can be accessed from Envestnet’s investor relations website at http://ir.envestnet.com/. The call can also be accessed live over the phone by dialing (800) 467-8998, or for international callers (719) 325-2239. A replay will be available one hour after the call and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 6095631.  The dial-in replay will be available for one week and the webcast replay will be available for one month following the date of the conference call.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is a leading provider of unified wealth management technology and services to financial enterprises and advisors. Our solutions unify and fortify the wealth management process, delivering unparalleled flexibility, accuracy, performance, and value. Envestnet enables the transformation of wealth management into a transparent, independent, objective, and fiduciary standard of care, and empowers enterprises and advisors to more fully understand their clients and deliver better outcomes.

Envestnet’s Advisor Suite® enables financial advisors to better manage client outcomes and strengthen their practices. Institutional-quality research and advanced portfolio solutions are provided through Envestnet | PMC, our Portfolio Management Consultants group. Envestnet | Yodlee is a leading data aggregation and data analytics platform powering dynamic, personalized financial apps and services for millions of consumers. Envestnet | Tamarac provides leading rebalancing, reporting, and practice management software for advisors.

More than 2,000 companies, including 15 of the 20 largest U.S. banks, 38 of the 50 largest wealth management and brokerage firms, over 500 of the largest Registered Investment Advisers, and hundreds of Internet services companies, leverage Envestnet technology and services. Envestnet solutions enhance knowledge of the client, accelerate client on-boarding, improve client digital experiences, and help drive better outcomes for enterprises, advisors, and their clients.

For more information on Envestnet, please visit www.envestnet.com and follow @ENVintel (https://twitter.com/envintel).

(1) Non-GAAP Financial Measures

“Adjusted revenues” exclude the effect of purchase accounting on the fair value of acquired deferred revenue.  Under United States generally accepted accounting principles (GAAP), we record at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired.  Consequently, revenue related to acquired entities for periods subsequent to the acquisition does not reflect the full amount of revenue that would have been recorded by these entities had they remained stand-alone entities.

“Adjusted EBITDA” represents net income before deferred revenue fair value adjustment, interest income, interest expense, accretion on contingent consideration, income tax provision (benefit), depreciation and amortization, non-cash compensation expense, restructuring charges and transaction costs, severance, fair market value adjustment on contingent consideration, litigation related expense, foreign currency and related hedging activity, loss allocation from equity method investment and loss attributable to non-controlling interest.

“Adjusted net income” represents net income before deferred revenue fair value adjustment, accretion on contingent consideration, non-cash interest expense, non-cash compensation expense, restructuring charges and transaction costs, severance, amortization of acquired intangibles, fair market value adjustment on contingent consideration, litigation related expense, foreign currency and related hedging activity, loss allocation from equity method investment and loss attributable to non-controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income. The reconciling items, and resulting adjusted net income, are presented on a different basis than historically shown to eliminate the impact of quarterly volatility of the GAAP tax provision (benefit) on the Company’s adjusted earnings figures.

“Adjusted net income per share” represents adjusted net income divided by the diluted number of weighted-average shares outstanding.

See reconciliation of Non-GAAP Financial Measures on pages 8 and 9 of this press release. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. The Company’s Non-GAAP Financial Measures should not be viewed as a substitute for revenues, net income or net income per share determined in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s (the “Company”) expected financial performance and outlook for the third quarter and full year of 2016, its strategic operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements.  Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, difficulty in sustaining rapid revenue growth, which may place significant demands on the Company’s administrative, operational and financial resources, fluctuations in the Company’s revenue, the concentration of nearly all of the Company’s revenues from the delivery of investment solutions and services to clients in the financial services industry, the impact of market and economic conditions on revenues, the Company’s reliance on a limited number of clients for a material portion of its revenue, the renegotiation of fee percentages or termination of the Company’s services by its clients, the Company’s ability to identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies, the impact of market conditions on the Company’s ability to issue additional debt and equity to fund acquisitions, compliance failures, regulatory or third-party actions against the Company, the failure to protect the Company’s intellectual property rights, the Company’s inability to successfully execute the conversion of its clients’ assets from their technology platform to the Company’s technology platform in a timely and accurate manner, general economic conditions, political and regulatory conditions,  the impact of fluctuations in interest rates on the Company’s business,  ability to expand our relationships with existing customers, grow the number of customers and derive revenue from new offerings such as our data analytic solutions and market research services and premium FinApps, the results of our investments in research and development, our data center and other infrastructure, our ability to realize operating efficiencies, the advantages of our solutions as compared to those of others, our ability to retain and hire necessary employees and appropriately staff our operations, in particular our India operations, and management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in the Company’s filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or the Company’s Investor Relations website at http://ir.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of November 7, 2016 and, unless required by law, the Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts
Investor Relations	Media Relations
investor.relations@envestnet.com	mediarelations@envestnet.com
(312) 827-3940

Envestnet, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$50,662	$51,718
Fees and other receivables, net	42,451	46,756
Prepaid expenses and other current assets	19,811	13,239
Total current assets	112,924	111,713

Property and equipment, net	32,566	28,681
Internally developed software, net	13,544	9,897
Intangible assets, net	262,234	292,675
Goodwill	422,565	421,273
Deferred tax assets, net	12,961	2,688
Other non-current assets	13,156	9,322
Total assets	$869,950	$876,249

Liabilities and Equity
Current liabilities:
Accrued expenses and other liabilities	$74,650	$83,411
Accounts payable	10,456	10,420
Current portion of debt	33,177	6,064
Contingent consideration	1,929	2,537
Deferred revenue	15,379	15,089
Total current liabilities	135,591	117,521

Convertible notes	151,019	146,418
Term notes	106,674	138,335
Contingent consideration	1,295	1,506
Deferred revenue	16,220	14,378
Deferred rent and lease incentive	12,174	10,976
Other non-current liabilities	10,625	6,288
Total liabilities	433,598	435,422

Redeemable units in ERS	900	900

Equity:
Stockholders’ equity	435,054	439,529
Non-controlling interest	398	398
Total liabilities and equity	$869,950	$876,249

Envestnet, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share information)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenues:
Assets under management or administration	$90,042	$85,576	$258,969	$250,472
Subscription and licensing	51,959	16,163	142,303	45,257
Professional services and other	7,154	1,628	21,412	6,755
Total revenues	149,155	103,367	422,684	302,484

Operating expenses:
Cost of revenues	47,259	41,027	132,319	122,208
Compensation and benefits	60,345	32,671	180,625	96,162
General and administration	26,150	15,184	80,097	44,905
Depreciation and amortization	16,692	6,157	49,872	17,215
Restructuring charges	—	—	152	518
Total operating expenses	150,446	95,039	443,065	281,008
Income (loss) from operations	(1,291)	8,328	(20,381)	21,476
Other expense, net	(4,434)	(2,347)	(13,214)	(6,801)
Income (loss) before income tax provision (benefit)	(5,725)	5,981	(33,595)	14,675
Income tax provision (benefit)	(1,668)	2,679	(10,602)	6,326
Net income (loss)	(4,057)	3,302	(22,993)	8,349
Add: Net loss attributable to non-controlling interest	—	—	—	—
Net income (loss) attributable to Envestnet, Inc.	$(4,057)	$3,302	$(22,993)	$8,349

Net income (loss) per share attributable to Envestnet, Inc.:

Basic	$(0.09)	$0.09	$(0.54)	$0.23

Diluted	$(0.09)	$0.09	$(0.54)	$0.22

Weighted average common shares outstanding:
Basic	42,843,103	36,021,784	42,704,383	35,651,508

Diluted	42,843,103	37,614,701	42,704,383	37,563,815

Envestnet, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended
	September 30,
	2016	2015
OPERATING ACTIVITIES:
Net income (loss)	$(22,993)	$8,349

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	49,872	17,215
Deferred rent and lease incentive	(324)	628
Provision for doubtful accounts	369	31
Deferred income taxes	(10,273)	(264)
Stock-based compensation expense	25,872	10,157
Excess tax benefits from stock-based compensation expense	(1,470)	(18,010)
Non-cash interest expense	6,955	7,081
Accretion on contingent consideration	143	794
Fair market value adjustment on contingent consideration	838	(3,791)
Loss allocation on equity method investment	1,130	—
Loss on disposal of fixed assets	220	—
Changes in operating assets and liabilities, net of acquisitions:
Fees and other receivables	4,077	(4,817)
Prepaid expenses and other current assets	(4,960)	4,534
Other non-current assets	(4,271)	(1,024)
Accrued expenses and other liabilities	275	(2,068)
Accounts payable	124	113
Deferred revenue	1,959	7,331
Other non-current liabilities	4,337	(428)
Net cash provided by operating activities	51,880	25,831

INVESTING ACTIVITIES:
Purchase of property and equipment	(10,839)	(6,852)
Capitalization of internally developed software	(6,217)	(3,782)
Investment in private companry	(738)	(1,500)
Purchase of ERS units	(1,500)	(100)
Acquisition of businesses, net of cash acquired	(18,394)	(27,332)
Net cash used in investing activities	(37,688)	(39,566)

FINANCING ACTIVITIES:
Proceeds from borrowings on revolving credit facility	25,000	—
Payments on revolving credit facility	(25,000)	—
Payments of contingent consideration	(2,924)	(7,219)
Payment of term notes	(6,000)	—
Issuance of redeemable units in ERS	—	900
Proceeds from exercise of stock options	3,166	7,448
Excess tax benefits from stock-based compensation expense	1,470	18,010
Purchase of treasury stock for stock-based minimum tax withholdings	(9,517)	(6,812)
Common stock share repurchases	(1,448)	—
Issuance of restricted stock units	5	2
Net cash provided by (used in) financing activities	(15,248)	12,329

DECREASE IN CASH AND CASH EQUIVALENTS	(1,056)	(1,406)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	51,718	209,754

CASH AND CASH EQUIVALENTS, END OF PERIOD	$50,662	$208,348

Envestnet, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands, except share and per share information)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Revenues	$149,155	$103,367	$422,684	$302,484
Deferred revenue fair value adjustment	331	134	781	134
Adjusted revenues	$149,486	$103,501	$423,465	$302,618

Net income (loss)	$(4,057)	$3,302	$(22,993)	$8,349
Add (deduct):
Deferred revenue fair value adjustment	331	134	781	134
Interest income	(6)	(77)	(28)	(288)
Interest expense	4,122	2,384	12,345	7,081
Accretion on contingent consideration	23	143	143	794
Income tax provision (benefit)	(1,668)	2,679	(10,602)	6,326
Depreciation and amortization	16,692	6,157	49,872	17,215
Non-cash compensation expense	7,554	3,409	25,872	10,157
Restructuring charges and transaction costs	998	2,473	4,484	5,441
Severance	1,058	22	3,104	877
Fair market value adjustment on contingent consideration	349	(1,889)	838	(3,791)
Litigation related expense	2,097	—	4,065	—
Foreign currency and related hedging activity	(383)	—	(672)	—
Loss allocation from equity method investment	250	40	1,130	40
Loss attributable to non-controlling interest	145	438	787	1,305
Adjusted EBITDA	$27,505	$19,215	$69,126	$53,640

Net income (loss)	$(4,057)	$3,302	$(22,993)	$8,349
Income tax provision (benefit) (1)	(1,668)	2,679	(10,602)	6,326
Income (loss) before income tax provision (benefit)	(5,725)	5,981	(33,595)	14,675
Add (deduct):
Deferred revenue fair value adjustment	331	134	781	—
Accretion on contingent consideration	23	143	143	794
Non-cash interest expense	2,039	1,564	6,070	4,627
Non-cash compensation expense	7,554	3,409	25,872	10,157
Restructuring charges and transaction costs	998	2,473	4,484	5,441
Severance	1,058	22	3,104	877
Amortization of acquired intangibles	12,035	3,508	36,156	10,201
Fair market value adjustment on contingent consideration	349	(1,889)	838	(3,791)
Litigation related expense	2,097	—	4,065	—
Foreign currency and related hedging activity	(383)	—	(672)	—
Loss allocation from equity method investment	250	—	1,130	40
Loss attributable to non-controlling interest	145	438	787	1,305
Adjusted income before income tax effect	20,771	15,783	49,163	44,326
Income tax effect (2)	(8,308)	(6,512)	(19,665)	(17,954)
Adjusted net income	$12,463	$9,271	$29,498	$26,372

Basic number of weighted-average shares outstanding	42,843,103	36,021,784	42,704,383	35,651,508
Effect of dilutive shares:
Options to purchase common stock	1,331,256	1,554,564	1,286,968	1,784,442
Unvested restricted stock units	350,169	38,353	272,205	127,865
Diluted number of weighted-average shares outstanding	44,524,528	37,614,701	44,263,556	37,563,815

Adjusted net income per share - diluted	$0.28	$0.25	$0.67	$0.70

(1)  For the three months ended September 30, 2016 and 2015, the effective tax (benefit) rate computed in accordance with US GAAP equaled 29.1% and 44.8%, respectively.  For the nine months ended September 30, 2016 and 2015, the effective tax (benefit) rate computed in accordance with US GAAP equaled 31.6% and 43.1%, respectively.

(2)  For both periods shown, an estimated normalized effective tax rate of 40% has been used to compute adjusted net income.

Note on Income Taxes: As of December 31, 2015, the Company had NOL carryforwards of $272,804 and $149,893 for federal and state income tax purposes, respectively, available to reduce future income subject to income taxes. As a result, the amount of actual cash taxes the Company pays for federal, state and foreign income taxes differs significantly from the effective income tax rate computed in accordance with US GAAP, and from the normalized rate shown above.

Envestnet, Inc.

Reconciliation of Non-GAAP Financial Measures

Segment Information

(in thousands)

(unaudited)

	For the Three Months Ended September 30, 2016
	Envestnet	Envestnet | Yodlee	Non-Segment	Total
Revenues	$114,511	$34,644	$—	$149,155
Deferred revenue fair value adjustment	109	222	—	331
Adjusted revenues	$114,620	$34,866	$—	$149,486

Income (loss) from operations	12,361	(8,416)	(5,236)	$(1,291)
Add (deduct):
Deferred revenue fair value adjustment	109	222	—	331
Accretion on contingent consideration	23	—	—	23
Depreciation and amortization	6,362	10,330	—	16,692
Non-cash compensation expense	3,565	2,937	1,052	7,554
Restructuring charges and transaction costs	34	3	961	998
Severance	990	68	—	1,058
Fair market value adjustment on contingent consideration	—	—	349	349
Litigation related expense	—	2,086	11	2,097
Foreign currency and related hedging activity	—	(462)	—	(462)
Other loss	—	—	11	11
Loss attributable to non-controlling interest	145	—	—	145
Adjusted EBITDA	$23,589	$6,768	$(2,852)	$27,505

	For the Three Months Ended September 30, 2015
	Envestnet	Envestnet | Yodlee	Non-Segment	Total
Revenues	$103,367	$—	$—	$103,367
Deferred revenue fair value adjustment	134	—	—	134
Adjusted revenues	$103,501	$—	$—	$103,501

Income (loss) from operations	$11,897	$—	$(3,569)	$8,328
Add (deduct):
Deferred revenue fair value adjustment	134	—	—	134
Accretion on contingent consideration	143	—	—	143
Depreciation and amortization	6,157	—	—	6,157
Non-cash compensation expense	3,024	—	385	3,409
Restructuring charges and transaction costs	—	—	2,473	2,473
Severance	22	—	—	22
Fair market value adjustment on contingent consideration	—	—	(1,889)	(1,889)
Loss attributable to non-controlling interest	438	—	—	438
Adjusted EBITDA	21,815	$—	$(2,600)	19,215

	For the Nine Months Ended September 30, 2016
	Envestnet	Envestnet | Yodlee	Non-Segment	Total
Revenues	$328,417	$94,267	$—	$422,684
Deferred revenue fair value adjustment	114	667	—	781
Adjusted revenues	$328,531	$94,934	$—	$423,465

Income (loss) from operations	$32,425	$(33,728)	$(19,078)	$(20,381)
Add (deduct):
Deferred revenue fair value adjustment	114	667	—	781
Accretion on contingent consideration	143	—	—	143
Depreciation and amortization	18,786	31,086	—	49,872
Non-cash compensation expense	9,151	12,186	4,535	25,872
Restructuring charges and transaction costs	361	34	4,089	4,484
Severance	2,019	747	338	3,104
Fair market value adjustment on contingent consideration	—	—	838	838
Litigation related expense	—	3,824	241	4,065
Foreign currency and related hedging activity	—	(462)	—	(462)
Other loss	—	—	23	23
Loss attributable to non-controlling interest	787	—	—	787
Adjusted EBITDA	$63,786	14,354	(9,014)	69,126

	For the Nine Months Ended September 30, 2015
	Envestnet	Envestnet | Yodlee	Non-Segment	Total
Revenues	$302,484	$—	$—	$302,484
Deferred revenue fair value adjustment	134	—	—	134
Adjusted revenues	$302,618	$—	$—	$302,618

Income (loss) from operations	$31,945	$—	$(10,469)	$21,476
Add (deduct):
Deferred revenue fair value adjustment	134	—	—	134
Accretion on contingent consideration	794	—	—	794
Depreciation and amortization	17,215	—	—	17,215
Non-cash compensation expense	9,095	—	1,062	10,157
Restructuring charges and transaction costs	—	—	5,441	5,441
Severance	877	—	—	877
Fair market value adjustment on contingent consideration	—	—	(3,791)	(3,791)
Other loss	—	—	32	32
Loss attributable to non-controlling interest	1,305	—	—	1,305
Adjusted EBITDA	61,365	$—	(7,725)	53,640

Envestnet, Inc.

Historical Assets, Accounts and Advisors

(in millions, except accounts and advisors)

(unaudited)

	As of
	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016
Platform Assets
Assets Under Management (AUM)	$73,164	$92,559	$95,489	$96,700	$101,924
Assets Under Administration (AUA)	177,121	197,177	207,537	220,690	231,831
Subtotal AUM/A	250,285	289,736	303,026	317,390	333,755
Licensing	538,271	561,699	576,988	685,952	721,690
Total Platform Assets	$788,556	$851,435	$880,014	$1,003,342	$1,055,445

Platform Accounts
AUM	344,321	490,471	498,449	503,147	519,717
AUA	718,637	807,708	904,373	935,870	961,590
Subtotal AUM/A	1,062,958	1,298,179	1,402,822	1,439,017	1,481,307
Licensing	2,140,672	2,176,068	2,237,427	4,304,645	4,394,670
Total Platform Accounts	3,203,630	3,474,247	3,640,249	5,743,662	5,875,977

Advisors
AUM/A	30,177	33,775	35,718	35,067	35,861
Licensing	13,409	13,553	13,675	16,081	16,191
Total Advisors	43,586	47,328	49,393	51,148	52,052

The following tables summarize the changes in AUM and AUA for the three months ended September 30, 2016:

In Millions Except Accounts	6/30/2016	Gross Sales	Redemptions	Net Flows	Market Impact	9/30/2016

Assets under Management (AUM)	$96,700	$9,310	$(6,302)	$3,008	$2,216	$101,924
Assets under Administration (AUA)	220,690	19,701	(14,697)	5,004	6,137	231,831
Total AUM/A	$317,390	$29,011	$(20,999)	$8,012	$8,353	$333,755

Fee-Based Accounts	1,439,017			42,290		1,481,307

The above AUM/A gross sales figures include $3.4 billion in new client conversions. The Company onboarded an additional $9.1 billion in licensing conversions during the third quarter, bringing total conversions for the quarter to $12.5 billion.